Exhibit 4.3

FIFTY-FIFTH SUPPLEMENTAL
INDENTURE

TO

INDENTURE DATED SEPTEMBER 1, 1939

PSI ENERGY, INC.

(FORMERLY NAMED “PUBLIC SERVICE COMPANY OF INDIANA, INC.” AND
SUCCESSOR BY CONSOLIDATION TO PUBLIC SERVICE COMPANY OF INDIANA)

TO

LASALLE BANK NATIONAL ASSOCIATION
AS TRUSTEE

(FORMERLY NAMED “LASALLE NATIONAL BANK” AND THE
SUCCESSOR TRUSTEE TO THE FIRST NATIONAL BANK OF CHICAGO)

DATED AS OF FEBRUARY 15, 2003

CREATING FIRST MORTGAGE BONDS, SERIES  HHH, DUE APRIL 1, 2022

AND

OTHERWISE SUPPLEMENTING AND AMENDING THE INDENTURE

TABLE OF CONTENTS

PARTIES:
Company (PSI Energy, Inc. formerly named Public Service Company of Indiana, Inc., successor by consolidation to Initial Mortgagor (Public Service Company of Indiana)), and Trustee

RECITALS:
Indenture of the Initial Mortgagor, dated September 1, 1939, and First Supplemental Indenture thereto of the Initial Mortgagor, dated as of March 1, 1941
Consolidation of Initial Mortgagor (and four other companies) into the Company
Execution by Company of Second Supplemental Indenture to the original Indenture
Company substituted for Initial Mortgagor under Indenture
Execution by Company of Third through the Fifty-Fourth Supplemental Indentures to the original Indenture
LaSalle Bank National Association, successor to original Trustee
Change of name of Company from Public Service Company of Indiana, Inc. to PSI Energy, Inc.
Amount of bonds presently outstanding under the Indenture
Fifty-Fifth Supplemental Indenture and Bonds of Series HHH authorized
Conditions precedent performed

EXECUTING CLAUSE

i

ARTICLE I.

CONVEYANCE IN FURTHER ASSURANCE
GRANTING CLAUSE
DESCRIPTION OF PROPERTY
FIRST – Real estate in Butler County, Ohio
SECOND – Real estate in Henry County, Indiana
THIRD – Real estate in White County, Indiana
AFTER ACQUIRED PROPERTY
GRANT IN TRUST

ARTICLE II.

FIRST MORTGAGE BONDS, SERIES HHH, DUE APRIL 1, 2022.

Section 1.	Creation and designation of Bonds of Series HHH
Section 2.	Bonds of Series HHH to be in registered form only
Form of face of the Series HHH Bond
Form of reverse of the Series HHH Bond and Trustee’s certificate
Section 3.	Date of Bonds of Series HHH
Section 4.	Maturity dates and interest rates of Bonds of Series HHH
Section 5.	Place and manner of payment of Bonds of Series HHH
Section 6.	Denominations and numbering of definitive Bonds of Series HHH
Temporary Bonds of Series HHH and exchange thereof for definitive bonds
Section 7.	Maintenance and Renewal Fund shall not apply to the Bonds of Series HHH
Section 8.	Inspection requirements shall not apply to the Bonds of Series HHH
Section 9.	Company’s right to further amend the original Indenture

ARTICLE III.

ISSUANCE OF BONDS OF SERIES HHH.

Section 1.	Aggregate principal amount of Bonds of Series HHH issuable at once

ii

ARTICLE IV.

INDENTURE AMENDMENTS.

Section 1.	Amendments to Article I of the original Indenture
Section 2.	Amendments to Article VII of the original Indenture
Section 3.	No sinking fund for the Bonds of Series HHH

ARTICLE V.

CONCERNING THE TRUSTEE.

Acceptance of trust by Trustee
Trustee not responsible for validity or sufficiency of Fifty-Fifth Supplemental Indenture, etc.
Terms and conditions of Article XVII of the original Indenture to be applied to the Fifty-Fifth Supplemental Indenture

ARTICLE VI.

MISCELLANEOUS PROVISIONS.

Section 1.	References in any article or section of the original Indenture refer to such article or section as amended by all Fifty-Five Supplemental Indentures thereto
Section 2.	Operation and construction of amendments to the original Indenture
Section 3.	All covenants, etc., for sole benefit of parties to the Fifty-Fifth Supplemental Indenture and holders of bonds
Section 4.	Table of contents and headings of articles not part of Fifty-Fifth Supplemental Indenture
Section 5.	Execution of Fifty-Fifth Supplemental Indenture in counterparts
Section 6.	Payments Due on Legal Holidays

ATTESTATION CLAUSE
SIGNATURES
ACKNOWLEDGMENT BY COMPANY
ACKNOWLEDGMENT BY TRUSTEE

iii

FIFTY-FIFTH SUPPLEMENTAL INDENTURE dated as of the fifteenth day of February, 2003, made and entered into by and between PSI ENERGY, INC. (hereinafter commonly referred to as the “Company”), a corporation organized and existing under the laws of the State of Indiana, formerly named Public Service Company of Indiana, Inc., and the successor by consolidation to Public Service Company of Indiana, an Indiana corporation, party of the first part, and LASALLE BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States and having its office or place of business in the City of Chicago, State of Illinois, formerly named LaSalle National Bank, and the successor trustee to The First National Bank of Chicago (hereinafter commonly referred to as the “Trustee”), party of the second part,

WITNESSETH:

WHEREAS, Public Service Company of Indiana (hereinafter commonly referred to as the “Initial Mortgagor”), prior to its consolidation with certain other corporations to form the Company, executed and delivered to the Trustee a certain indenture of mortgage or deed of trust (hereinafter called the “original Indenture” when referred to as existing prior to any amendment thereto, and the “Indenture” when referred to as heretofore, now or hereafter amended), dated September 1, 1939, and a First Supplemental Indenture thereto, dated as of March 1, 1941, to secure the bonds of the Initial Mortgagor, its successors and assigns, issued from time to time under the Indenture in series for the purposes of and subject to the limitations specified in the Indenture; and

WHEREAS, the Company on September 6, 1941, became, through a consolidation, the successor of the Initial Mortgagor (and four other companies) and succeeded to all the rights and became liable for all the obligations of the Initial Mortgagor (and such other companies); and

WHEREAS, after said consolidation, the Company executed and delivered a Second Supplemental Indenture, dated as of November 1, 1941, to the original Indenture for the purposes, among others, of (i) the making by the Company of an agreement of assumption and adoption by it of the Indenture, (ii) the assumption by the Company of the bonds (and interest and premium, if any, thereon) issued or to be issued under the Indenture, and of all terms, covenants and conditions binding upon it under the Indenture, and the agreeing by the Company to pay, perform and fulfill the same, and (iii) the conveying to the Trustee upon the trusts declared in the Indenture, but subject to any outstanding liens and encumbrances, all the property which the Company then owned or which it might thereafter acquire, except property of a character similar to the property of the Initial Mortgagor which is excluded from the lien of the Indenture; and

WHEREAS, all conditions have been met and all acts and things necessary have been done and performed to make the Indenture the valid and binding agreement of the Company and to substitute the Company for the Initial Mortgagor under the Indenture, and to vest the Company with each and every right and power of the Initial Mortgagor, including the right and power to issue bonds thereunder; and

WHEREAS, the Company has subsequently executed and delivered, for purposes authorized under the Indenture, a Third Supplemental Indenture dated as of March 1, 1942, a Fourth Supplemental Indenture dated as of May 1, 1943, a Fifth Supplemental Indenture dated as of August 1, 1944, a Sixth Supplemental Indenture dated as of September 1, 1945, a Seventh Supplemental Indenture dated as of November 1, 1947, an Eighth Supplemental Indenture dated as of January 1, 1949, a Ninth Supplemental Indenture dated as of May 1, 1950, a Tenth Supplemental Indenture dated as of July 1, 1952, an Eleventh Supplemental Indenture dated as of January 1, 1954, a Twelfth Supplemental Indenture dated as of October 1, 1957, a Thirteenth Supplemental Indenture dated as of February 1, 1959, a Fourteenth Supplemental Indenture dated as of July 15, 1960, a Fifteenth Supplemental Indenture dated as of June 15, 1964, a Sixteenth Supplemental Indenture dated as of January 1, 1969, a Seventeenth Supplemental Indenture dated as of March 1, 1970, an Eighteenth Supplemental Indenture dated as of January 1, 1971, a Nineteenth Supplemental Indenture dated as of January 1, 1972, a Twentieth Supplemental Indenture dated as of February 1, 1974, a Twenty-First Supplemental Indenture dated as of August 1, 1974, a Twenty-Second Supplemental Indenture dated as of August 1, 1975, a Twenty-Third Supplemental Indenture dated as of January 1, 1977, a Twenty-Fourth Supplemental Indenture dated as of October 1, 1977, a Twenty-Fifth Supplemental Indenture dated as of September 1, 1978, a Twenty-Sixth Supplemental Indenture dated as of September 1, 1978, a Twenty-Seventh Supplemental Indenture dated as of March 1, 1979, a Twenty-Eighth Supplemental Indenture dated as of May 1, 1979, a Twenty-Ninth Supplemental Indenture dated as of March 1, 1980, a Thirtieth Supplemental Indenture dated as of August 1, 1980, a Thirty-First Supplemental Indenture dated as of February 1, 1981, a Thirty-Second Supplemental Indenture dated as of August 1, 1981, a Thirty-Third Supplemental Indenture dated as of December 1, 1981, a Thirty-Fourth Supplemental Indenture dated as of December 1, 1982, a Thirty-Fifth Supplemental Indenture dated as of March 30, 1984, a Thirty-Sixth Supplemental Indenture dated as of November 15, 1984, a Thirty-Seventh Supplemental Indenture dated as of August 15, 1985, a Thirty-Eighth Supplemental Indenture dated as of October 1, 1986, a Thirty-Ninth Supplemental Indenture dated as of March 15, 1987, a Fortieth Supplemental Indenture dated as of June 1, 1987, a Forty-First Supplemental Indenture dated as of June 15, 1988, a Forty-Second Supplemental Indenture dated as of August 1, 1988, a Forty-Third Supplemental Indenture dated as of September 15, 1989, a Forty-Fourth Supplemental Indenture dated as of March 15, 1990, a Forty-Fifth Supplemental Indenture dated as of March 15, 1990, a Forty-Sixth Supplemental Indenture dated as of June 1, 1990, a Forty-Seventh Supplemental Indenture dated as of July 15, 1991, a Forty-Eighth Supplemental Indenture dated as of July 15, 1992, a Forty-Ninth Supplemental Indenture dated as of February 15, 1993, a Fiftieth Supplemental Indenture dated as of February 15, 1993, a Fifty-First Supplemental Indenture dated as of February 1, 1994, a Fifty-Second Supplemental Indenture dated as of April 30, 1999, a Fifty-Third Supplemental Indenture dated as of June 15, 2001, and a Fifty-Fourth Supplemental Indenture dated as of September 1, 2002, each supplementing and amending the Indenture; and

WHEREAS, the Thirty-Fifth Supplemental Indenture authorized and appointed LaSalle Bank National Association, a national banking association duly organized and existing under the law of the United States of America with its principal office in Chicago, Illinois and formerly named LaSalle National Bank, as Successor Trustee to The First National Bank of Chicago, which appointment was accepted, and all trust powers under the Indenture were thereby transferred from The First National Bank of Chicago to LaSalle Bank National Association; and

WHEREAS, the Forty-Sixth Supplemental Indenture amended the Indenture to reflect a change in the name of the Company from Public Service Company of Indiana, Inc. to PSI Energy, Inc. effective as of April 20, 1990; and

WHEREAS, as of February 15, 2003, the only bonds that have been heretofore issued under the Indenture which are now outstanding are $300,000,000 aggregate principal amount of “PSI Energy, Inc. First Mortgage Bonds, Series VV, Due July 15, 2026” and $545,000,000 aggregate principal amount of “PSI Energy, Inc. First Mortgage Bonds, Series WW, Due August 15, 2027” and $50,000,000 aggregate principal amount of “PSI Energy, Inc. First Mortgage Bonds, Series ZZ, 5 3/4%, Due February 15, 2028” and $30,000,000 aggregate principal amount of “PSI Energy, Inc. First Mortgage Bonds, Series AAA, 7 1/8%, Due February 1, 2024” and $124,665,000 aggregate principal amount of  “PSI Energy, Inc. First Mortgage Bonds, Series BBB, 8%, Due July 15, 2009” (such bonds being hereinafter referred to as “Bonds of Series BBB”) and $53,055,000 aggregate principal amount of “PSI Energy, Inc. First Mortgage Bonds, Series CCC, 8.85%, Due January 15, 2022” and $38,000,000 aggregate principal amount of “PSI Energy, Inc. First Mortgage Bonds, Series DDD, 8.31%, Due September 1, 2032” and $325,000,000 aggregate principal amount of “PSI Energy, Inc. First Mortgage Bonds, Series EEE, 6.65%, Due June 15, 2006” and $23,000,000 aggregate principal amount of “PSI Energy, Inc. First Mortgage Bonds, Series FFF, Due March 1, 2031” and $24,600,000 aggregate principal amount of “PSI Energy, Inc. First Mortgage Bonds, Series GGG, Due March 1, 2019”; and

WHEREAS, in accordance with the provisions of Section 1 of Article XVIII of the Indenture, the Board of Directors has authorized the execution and delivery by the Company of a Fifty-Fifth Supplemental Indenture, substantially in the form of this Fifty-Fifth Supplemental Indenture, for the purpose of creating a fifty-third series of bonds to be issued under the Indenture, to be known as “PSI Energy, Inc. First Mortgage Bonds, Series HHH, Due April 1, 2022” (such series to consist of a single bond being hereinafter referred to as the “Series HHH Bond”), and prescribing the form and substance of the Bonds of Series HHH and the terms, provisions and characteristics thereof, and for the purpose of adding to the covenants and agreements of the Company for the protection of the bondholders and of the trust estate and of making such changes in the Indenture as are deemed necessary or desirable and as are permitted by the Indenture; and

WHEREAS, all conditions and requirements necessary to make this Fifty-Fifth Supplemental Indenture a valid, binding and legal instrument have been done, performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized:

NOW, THEREFORE, in consideration of the premises, and of the acceptance and purchase of the Bonds of Series HHH by the holders and registered owners thereof, and of the sum of One Dollar ($1.00) duly paid by the Trustee to the Company, the receipt whereof is hereby acknowledged, and in accordance with and subject to the terms and provisions of the Indenture, the Company and the Trustee, respectively, have entered into, executed and delivered this Fifty-Fifth Supplemental Indenture for the uses and purposes hereinafter expressed, that is to say:

ARTICLE I.

CONVEYANCE IN FURTHER ASSURANCE

The Company has granted, bargained, sold, transferred, assigned, pledged, mortgaged, warranted the title to and conveyed, and by these presents does grant, bargain, sell, transfer, assign, pledge, mortgage, warrant the title to and convey (subject, however, to permitted liens as defined in the Indenture), unto said LaSalle Bank National Association, as Trustee, as herein provided, and its successors in the trusts declared in the Indenture and herein, all the property, real, personal and mixed, tangible and intangible, of every kind, character and description which the Company has acquired since the execution and delivery of the Forty-Sixth Supplemental Indenture and now owns (except property, rights and assets of a character similar to the property that is excluded from the lien of the Indenture by subparagraphs (b), (c), (d), (e) and (f) of the excepting clauses of the original Indenture, which property, rights and assets are excluded from the lien of the Indenture only to the extent provided therein), including (subject to the exceptions referred to in the immediately preceding parenthetical clause of this sentence) but without otherwise limiting the generality of the foregoing, the following described properties:

FIRST.   The following real estate in Butler County, Ohio:

ITEM 1.  A parcel of land described as follows:

Situate in Section 7, Town 1, Range 4, Madison Township, Butler County, Ohio, and being more particularly described as follows:

Beginning at a set iron pin in the south line of Section 7, said point being in the north line of the lands conveyed to Cincinnati Gas and Electric Company by Deed Book 1682 Page 485, Butler County, Ohio Recorder’s Office, said point also being North 89° 58’ 54” West, 1176.81 feet from the southeast corner of said Section 7; thence continuing along said south line of Section 7 and the north line of the lands of said

Cincinnati Gas and Electric Company, North 89° 58’ 54” West, passing concrete monuments at 238.53 feet and 941.46 feet, a total distance of 946.46 feet to an existing iron pin, said point being witnessed by a concrete monument lying South 00° 20’ 25” West, 5.00 feet; thence along the east and north line of the lands conveyed to Philip Morris Companies by Deed Book 6207 Page 1298, Butler County, Ohio Recorder’s Office, North 00° 20’ 25” East, 2389.12 feet to an existing iron pin and North 87° 11’ 45” West, passing a concrete monument at 5.00 feet, a total distance of 1045.20 feet to an existing stone; thence along the west line of the lands conveyed to Dorothy L. Wintersteed by Deed Book 6267 Page 866, Butler County, Ohio Recorder’s Office, North 00° 20’ 25” East, passing a set iron pin at 1593.41, a total distance of 1608.42 feet to a point in the centerline of Kennel Road; thence along said centerline, South 87° 44’ 16” East, 75.04 feet to a point; thence leaving said centerline, South 00° 20’ 25” West, passing a set iron pin at 15.01 feet, a total distance of 1534.06 feet to a set iron pin; thence South 87° 11’ 45” East, 1045.20 feet to a set iron pin; thence South 00° 20’ 25” West, 1079.75 feet to a set iron pin; thence South 89° 58’ 54” East, 871.45 feet to a set iron pin in the west line of the lands conveyed to First National Bank of Southwest Ohio by Deed Book 1722 Page 501, Butler County, Ohio Recorder’s Office; thence along said west line, South 00° 20’ 25” West, 1380.79 feet to a point of beginning.  Containing 36.303 acres of land.

Subject to all legal highways, easements and restrictions of record.

SECOND.  The following additional real estate in Henry County, Indiana:

ITEM 1.  A parcel of land described as follows:

Part of the east half of Section 4, Township 17 North, Range 9 East, Henry County, Indiana, bounded and described as follows, to-wit:

Beginning at a point on the east line of said Section 4 and in the centerline of State Road 38, Pendleton Pike, said point being Due North (an assumed bearing) 2845.99 feet from the Southeast Corner of said Section; thence along the east line of said Section 4, passing a set concrete monument at 36.29 feet, Due South 400.96 feet to a corner fence post; thence S89º40’54”W, passing a set concrete monument at 877.07 feet, 892.07 feet to a corner fence post; thence S00º03’25”E 1052.92 feet to a set iron pin; thence S89º40’54”W 561.24 feet to a fence post; thence N00º13’24”E, passing a set concrete monument at 1822.12 feet, 1858.37 feet to a point in the centerline of State Road 38; thence with the centerline of said State Road S74º39’34”E 1498.39 feet to the point of beginning, containing 33.542 acres, more or less.

AND ALSO, Out Lot number 1 in the Northwest Quarter of Section 3, Township 17 North, Range 9 East; beginning at the Southwest corner of the Northwest Quarter of Section 3, Township 17 North, Range 9 East; thence running North 14 rods and 6 links; thence South 70 degrees East 44 rods; thence West 41 rods and 3 links to the place of beginning, containing 1.82 acres.

THIRD.   The following real estate in White County, Indiana:

ITEM 1.  A parcel of land described as follows:

Part of the Southeast Quarter (SE¼) of Section 20, Township 25 North, Range 3 West, situate in Prairie Township, White County, State of Indiana described as follows:

Commencing at a masonry nail marking the intersection of the centerline of the Lafayette-Monticello Road with the north line of the Northeast Quarter (NE¼) of said Section 20; thence south 15 degrees 45 minutes 20 seconds west along the centerline of said Road along the east line of a 43.673 acre tract shown in DR 97-03-1238 a distance of 1,356.31 feet to the centerline of CR 1025 South, said point being the northeast corner of land conveyed to Champion Motors of Lafayette, Inc. in DR 96-11-5520; thence south 16 degrees 33 minutes 27 seconds west along the centerline of said Road (passing thru a railroad spike at 21.57 feet) a distance of 1,406.28 feet to the intersection of the centerline of said Road with the north line of the Southeast Quarter (SE¼) of said Section 20; thence south 18 degrees 07 minutes 30 seconds west along the centerline of said Road a distance of 219.60 feet to the place of beginning of this description; thence south 73 degrees 26 minutes 30 seconds east a distance of 106 feet to a point; thence south 45 degrees 43 minutes 45 seconds east a distance of 405.54 feet to a point on the east line of a 100’ wide Easement conveyed to Indiana Hydro-Electric Power Company in DR K, page 461; thence south 30 degrees 03 minutes west along the east line of said Easement a distance of 576.81 feet to a point on the centerline of said road; thence northwestwardly along a curve to the right (R=280.53 feet) a distance of 131.26 feet (Chord: north 28 degrees 40 minutes west,130.06 feet) to the point of tangency of said curve; thence north 15 degrees 15 minutes 30 seconds west along the centerline of said Road a distance of 102.84 feet to the point of curvature of a curve to the left; thence along said curve to the left (R=252.04 feet) a distance of 70.08 feet (Chord: north 23 degrees 13 minutes 30 seconds west, 69.85 feet) to the point of tangency of said curve; thence north 31 degrees 11 minutes 30 seconds west along the centerline of said Road a distance of 121.61 feet to the point of curvature of a curve to the right; thence along said curve to the right (R=185.16 feet) a distance of 161.52 feet (Chord: north 06 degrees 12 minutes west, 156.45 feet) to the point of tangency of said curve;

thence north 18 degrees 47 minutes 30 seconds east along the centerline of said road a distance of 291 feet to the place of beginning of this description.  Containing 4.99 acres of land.

TOGETHER with all and singular the tenements, hereditaments and appurtenances belonging or in any way appertaining to the aforesaid properties or any part thereof, with the reversion or reversions, remainder and remainders, and subject to the provisions of the original Indenture and the fifty-five supplemental indentures thereto, the rents, revenues, issues, earnings, income and profits thereof, and all the estate, right, title, interest and claim whatsoever, in law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid properties and every part and parcel thereof.

BUT IN TRUST, NEVERTHELESS, for the equal and proportionate benefit and security of the holders and registered owners from time to time of all bonds now or hereafter issued under the Indenture, pursuant to the provisions of the Indenture, and for the enforcement of the payment of said bonds when payable and the performance of and compliance with the covenants and conditions of the Indenture, without any preference, distinction or priority as to lien or otherwise of any bond or bonds over any other or others by reason of any difference in time of the actual issue, sale or negotiation thereof or for any other reason whatsoever, except as otherwise expressly provided under the Indenture; but so that each and every bond now or hereafter issued under the Indenture shall have the same benefit of the lien of the Indenture, and so that the principal of and interest on every such bond shall, subject to the terms of the Indenture, be equally and proportionately secured thereby, as if it had been executed, delivered, sold and negotiated simultaneously with the execution and delivery thereof.

And it is expressly declared that all bonds issued and secured under the Indenture are to be issued, authenticated and delivered, and all premises, plants, property, franchises, permits, rights and interests mortgaged or pledged thereunder are to be dealt with and disposed of under, upon and subject to the terms, conditions, stipulations, covenants, agreements, trusts, uses and purposes of the Indenture.

ARTICLE II.

FIRST MORTGAGE BONDS, SERIES HHH, DUE APRIL 1, 2022

Section 1.  There is hereby created a fifty-third series of bonds to be issued under and secured by the Indenture, to be designated as “PSI Energy, Inc. First Mortgage Bonds, Series HHH, Due April 1, 2022” (such series to consist of a single bond, which shall be the Series HHH Bond hereinbefore referred to).

Section 2.  The Series HHH Bond shall be issued only in the form of a separate, single, authenticated, fully registered bond which (i) need not be in the form of a lithographed or engraved certificate, but may be typewritten or printed on ordinary paper or such paper as the Trustee may reasonably request, (ii) shall represent and be denominated in a principal amount not to exceed thirty-five million dollars ($35,000,000), (iii) shall be executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture, and (iv) shall be registered in the name of Ambac Assurance Corporation, or its permitted assigns (“Ambac”).

The Series HHH Bond is being issued to Ambac as security for the payment by the Company of its obligations under the Insurance Agreement, dated as of March 7, 2003, between Ambac and the Company, which was entered into in connection with the delivery by Ambac of its Financial Guaranty Insurance Policy insuring certain payments of principal of, and interest on, certain bonds (the “Series 2003 IDFA Bonds”) to be issued under a Trust Indenture, dated as of February 15, 2003, between the Indiana Development Finance Authority (“IDFA”) and Fifth Third Bank, Indiana, as trustee.  The proceeds of the Series 2003 IDFA Bonds will be loaned to the Company pursuant to a Loan Agreement, dated as of February 15, 2003, between IDFA and the Company.

The Series HHH Bond shall be transferable only as required to effect an assignment thereof to a successor-in-interest of Ambac under the applicable Insurance Agreement referred to hereinabove, provided that the Trustee shall have received notice from the Company of such an assignment (which notice the Trustee may rely upon without further inquiry).

The Series HHH Bond and the Trustee’s certificate to be endorsed thereon shall be substantially in the following form:

[THE REMAINDER OF THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY.]

(FORM OF FACE OF THE SERIES HHH BOND)

THE HOLDER OF THIS BOND BY ACCEPTANCE HEREOF AGREES TO RESTRICTIONS ON TRANSFER, TO WAIVERS OF CERTAIN RIGHTS OF EXCHANGE, AND TO INDEMNIFICATION PROVISIONS AS SET FORTH BELOW.  IN ADDITION, THE BOND REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND SUCH BOND MAY NOT BE TRANSFERRED WITHOUT COMPLIANCE WITH APPLICABLE SECURITIES LAWS.

THIS BOND IS NOT TRANSFERABLE EXCEPT TO A SUCCESSOR TO AMBAC ASSURANCE CORPORATION UNDER THE INSURANCE AGREEMENT DATED AS OF MARCH 7, 2003 BETWEEN AMBAC ASSURANCE CORPORATION AND PSI ENERGY, INC.

No. HHH-	$

PSI ENERGY, INC.

FIRST MORTGAGE BOND, SERIES HHH,

DUE APRIL 1, 2022

PSI Energy, Inc., an Indiana corporation (hereinafter called the “Company”), for value received, hereby promises to pay to AMBAC ASSURANCE CORPORATION, or registered assigns, the principal sum of                                              Dollars ($   ) on the first day of April, 2022 and to pay interest on said principal sum, on each Interest Payment Date (hereinbelow defined), until said principal sum is paid, at the rate from time to time borne by the Indiana Development Finance Authority Environmental Refunding Revenue Bonds, Series 2003 (the “Series 2003 IDFA Bonds”) issued by the Indiana Development Finance Authority (“IDFA”) under a Trust Indenture, dated as of February 15, 2003, between IDFA and Fifth Third Bank, Indiana, as trustee (the “IDFA Indenture”); provided, however, that in no event shall the rate of interest borne by this Bond exceed 13% per annum.  Both the principal of and the interest on this bond shall be payable in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts at the office or agency of the Company in Plainfield, Indiana, or, at the option of the registered owner hereof, at the office or agency of the Company in the Borough of Manhattan, the City of New York, State of New York, except that interest on this bond may be paid, at the option of the Company, by check or draft mailed to the address of the person entitled thereto as it appears on the books of the Company maintained for that purpose.

This bond is issued to Ambac Assurance Corporation, or its permitted assigns (“Ambac”) as security for the payment by the Company of its obligations under that certain Insurance Agreement dated as of March 7, 2003 between the Company and Ambac (the “Insurance Agreement”).  The Insurance Agreement was entered into in connection with the delivery by Ambac of its Financial Guaranty Insurance Policy insuring certain payments of principal of, and interest on, the Series 2003 IDFA Bonds.

The proceeds of the Series 2003 IDFA Bonds have been loaned to the Company pursuant to a Loan Agreement, dated as of February 15, 2003, between IDFA and the Company.

Notwithstanding any other provision of this bond, no principal shall be due and payable on this bond unless and until an Event of Default shall have occurred under Section 4.01 of the Insurance Agreement by reason of a failure by the Company to pay its obligations under the Insurance Agreement and the Trustee shall have received notice from Ambac or the Company of such an Event of Default (which notice the Trustee may rely upon without further inquiry).  If such an Event of Default under the Insurance Agreement shall occur, it shall be deemed to be a default, for purposes of the Indenture, in the payment of an amount of principal of this bond equal to the amount of such unpaid obligation.

REFERENCE IS MADE TO THE FURTHER PROVISIONS OF THIS BOND SET FORTH ON THE REVERSE HEREOF.  SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

This bond shall not be valid or become obligatory for any purpose unless and until it shall have been authenticated by the execution by the Trustee, or its successor in trust under the Indenture, of the certificate endorsed hereon.

IN WITNESS WHEREOF, PSI Energy, Inc. has caused this bond to be executed in its name by the manual or facsimile signature of its President or an Executive Vice President or one of its Vice Presidents, and its corporate seal or a facsimile thereof to be hereto affixed and attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries.

Dated as of:

PSI ENERGY, INC.

By

President

ATTEST:

Secretary

(FORM OF REVERSE OF THE SERIES HHH BOND)

This bond is one of the bonds of the Company issued and to be issued from time to time under and in accordance with and all secured by an indenture of mortgage or deed of trust, dated September 1, 1939, from Public Service Company of Indiana (predecessor of the Company) to The First National Bank of Chicago, as Trustee, to which LaSalle Bank National Association is successor trustee, (which indenture as amended by all supplemental indentures is hereinafter referred to as the “Indenture”). Said Trustee or its successor in trust under the Indenture is hereinafter sometimes referred to as the “Trustee.” Reference is hereby made to the Indenture for a description of the property mortgaged and pledged and the nature and extent of the security for said bonds. By the terms of the Indenture, the bonds secured thereby are issuable in series which may vary as to date, amount, date of maturity, rate of interest and in other respects as in the Indenture provided.

This bond is designated as “PSI Energy, Inc. First Mortgage Bonds, Series HHH, Due April 1, 2022” (hereinafter referred to as the “Series HHH Bond”) of the Company issued under and secured by the Indenture and created by a Fifty-Fifth Supplemental Indenture, dated as of February 15, 2003  (the “Fifty-Fifth Supplemental Indenture”), which also amends the Indenture.

The rights and obligations of the Company and of the bearers and registered owners of bonds may be modified or amended with the consent of the Company by an affirmative vote of the bearers or registered owners entitled to vote of at least seventy-five per centum (75%) in principal amount of the bonds then outstanding at a meeting of bondholders called for the purpose (and by an affirmative vote of the bearers or registered owners entitled to vote of at least seventy-five per centum (75%) in principal amount of bonds of any series affected by such modification or amendment in case one or more, but less than all, series of bonds are so affected), all in the manner and subject to the limitations set forth in the Indenture, any consent by the bearer or registered owner of any bond being conclusive and binding upon such bearer or registered owner and upon all future bearers or registered owners of such bond, irrespective of whether or not any notation of such consent is made on such bond; provided that no such modification or amendment shall, among other things, extend the maturity or reduce the amount of, or reduce the rate of interest on, or otherwise modify the terms of the payment of the principal of, or interest or premium (if any) on this bond, which obligations are absolute and unconditional, or permit the creation of any lien ranking prior to or equal with the lien of the Indenture on any of the mortgaged property.  The Fifty-Fifth Supplemental Indenture provides that at any time when no bonds issued under the Indenture prior to the issuance of the “PSI Energy, Inc. First Mortgage Bonds, Series BBB, 8%, Due July 15, 2009” are outstanding, the Company reserves the right to amend the Indenture, without the consent or other action by the holders of the bonds outstanding at that time, to decrease the seventy-five per centum (75%) vote requirement referred to above to sixty-six and two-thirds per centum (66-2/3%).

The Series HHH Bond shall be transferable only as required to effect an assignment thereof to a successor-in-interest of Ambac under the Insurance Agreement, provided that the Trustee shall have received notice from the Company of such an assignment (which notice the Trustee may rely upon without further inquiry).

Each Interest Payment Date under the IDFA Indenture shall be an Interest Payment Date for the Series HHH Bond.  If and when interest is paid on the Series 2003 IDFA Bonds for any given period of time, then there is deemed to have been paid on this Series HHH Bond an amount of interest equal to such interest paid on the Series 2003 IDFA Bonds.  The Company shall promptly notify the Trustee of the amounts and Interest Payment Dates if any interest becomes payable on this Series HHH Bond.

The Series HHH Bond shall be deemed to have been paid and no longer outstanding under the Indenture to the extent that Series 2003 IDFA Bonds are paid or deemed to have been paid and are no longer outstanding under the IDFA Indenture and all amounts owed by the Company to Ambac under the Insurance Agreement have been indefeasibly paid in full, and the Trustee has received notice to such effect from the Company (which notice the Trustee may rely upon without further inquiry).

Notwithstanding the foregoing, this bond shall be deemed to have been paid and redeemed at any time if and to the extent that the Series 2003 IDFA Bonds are redeemed pursuant to the IDFA Indenture, in whole or in part, in an amount equal to 100% of the principal amount of the Series 2003 IDFA Bonds redeemed and all amounts owed by the Company to Ambac under the Insurance Agreement have been indefeasibly paid in full.  In such an event, the Company shall notify Ambac and the Trustee that a like principal amount of this bond shall be deemed to have been paid and redeemed.  The Series HHH Bond is not otherwise redeemable prior to its maturity.

Ambac shall surrender this bond to the Company for cancellation and discharge by the Trustee upon the expiration of the Insurance Agreement or in the event that the Release Test (as defined in the Insurance Agreement) is satisfied.  The Trustee may cancel and discharge the Series HHH Bond upon presentment thereof by the Company without making further inquiry.

In the case of any of certain events of default specified in the Indenture, the principal of this bond may be declared or may become due and payable prior to the stated date of maturity hereof in the manner and with the effect provided in the Indenture.

No recourse shall be had for the payment of the principal of or interest on this bond, or for any claim based hereon, or otherwise in respect hereof or of the Indenture, to or against any incorporator, shareholder, officer or director, past, present or future, of the Company or of any predecessor or successor company, either directly or through the Company or such predecessor or successor company, under any constitution or statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability of incorporators, shareholders, directors and officers being waived and released by the registered owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Indenture.

(FORM OF TRUSTEE’S CERTIFICATE)

TRUSTEE’S CERTIFICATE

This bond is the Series HHH Bond designated therein referred to and described in the within mentioned Indenture and Fifty-Fifth Supplemental Indenture.

LASALLE BANK NATIONAL ASSOCIATION,
AS TRUSTEE,

By
Authorized Officer

Section 3.  Each Bond of Series HHH issued prior to the first interest payment date shall be dated as of March7, 2003, and otherwise shall be dated as provided in Section 1 of Article II of the Indenture.

Section 4.  The Series HHH Bond shall be due and payable on April 1, 2022, and shall bear interest from March 7, 2003, at the rate from time to time borne by the Series 2003 IDFA Bonds (as referred to in the form of the bond hereinabove set forth).

If and when interest is paid on the Series 2003 IDFA Bonds for any given period of time, then there is deemed to have been paid on the Series HHH Bond an amount of interest equal to such interest paid on the Series 2003 IDFA Bonds.  The Company shall promptly notify the Trustee of the amounts and interest payment dates if any interest becomes payable on the Series HHH Bond.

For purposes of the calculation required by the first paragraph of Section 5 of Article IV of the Indenture, annual interest in respect of the Series HHH Bond shall be equal to the sum of (i) the amount determined by multiplying the principal amount of the Series 2003 IDFA Bonds, if any, outstanding on the date of such calculation which bear a fixed rate of interest by such fixed rate, plus (ii) the amount determined by multiplying the aggregate principal amount of the Series 2003 IDFA Bonds, if any, outstanding on the date of such calculation which bear interest at rates which may fluctuate or may fluctuate from time to time in accordance with methods specified in such Series 2003 IDFA Bonds by 13% per annum.

Section 5.  Both the principal of and the interest on the Bonds of Series HHH shall be payable in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, at the office or agency of the Company in Plainfield, Indiana, or, at the option of the holder thereof, at the office or agency of the Company in the Borough of Manhattan, the City of New York, State of New York, except that interest on the Bonds of Series HHH may be paid, at the option of the Company, by check or draft mailed to the address of the person entitled thereto as it appears on the books of the Company maintained for that purpose.

Section 6.  A single Series HHH Bond shall be issued and shall be numbered “HHH-1.”

The Bonds of Series HHH shall be executed on behalf of the Company by the manual or facsimile signature of its President or an Executive Vice President or one of its Vice Presidents and shall have affixed thereto the seal of the Company or a facsimile thereof attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries and shall be authenticated by the execution by the Trustee of the certificate endorsed on said bonds.

No service charge will be made by the Company for the transfer or for the exchange of Bonds of Series HHH except, in the case of transfer, a charge sufficient to reimburse the Company for any tax or other governmental charge payable in connection therewith.

Pursuant to the provisions of Section 11 of Article II of the Indenture, Bonds of Series HHH may be issued in temporary form, and if temporary bonds be issued, the Company shall, with all reasonable dispatch, at its own expense and without charge to the holders of the temporary bonds, prepare and execute definitive Bonds of Series HHH and exchange the temporary bonds for such definitive bonds in the manner provided for in said section, provided, however, no presentation or surrender of temporary Bonds of Series HHH shall be necessary in order for the holders entitled to interest thereon to receive such interest.

Section 7.  Article IX of the Indenture, “Maintenance and Renewal Fund and Sinking Fund Provisions” as heretofore amended or supplemented shall not apply to the Bonds of Series BBB or to any subsequently created series of bonds (which includes the Bonds of Series HHH) from and after the date on which no series of bonds created under the Indenture prior to the Bonds of Series BBB are outstanding.

Section 8.  Section 22 of Article V of the Indenture as heretofore amended or supplemented which, among other things, requires an inspection of the mortgaged property every two years by an independent engineer, shall not apply to the Bonds of Series BBB or to any subsequently created series of bonds (which includes the Bonds of Series HHH), from and after the date in which no series of bonds created under the Indenture prior to the Bonds of Series BBB are outstanding.

Section 9.  The Company reserves the right, without consent or other action by the holders of the Bonds of Series BBB or of any subsequently created series of bonds (which includes the Bonds of Series HHH), to amend the Indenture, as heretofore amended or supplemented, at any time after all bonds of any series created prior to the Bonds of Series BBB are no longer outstanding under the Indenture, as follows:

(a)  by substituting for the words “in principal amount not greater than sixty per centum (60%) of” in Section 3 of Article IV thereof the following:

“in principal amount not greater than sixty-six and two-thirds per centum (66-2/3%) of”.

(b)  by substituting for the words “shall exceed sixty per centum (60%) of the value of bondable property so acquired” in Section 9 of Article V thereof the following:

“shall exceed sixty-six and two-thirds per centum (66-2/3%) of the value of bondable property so acquired”.

(c)  by substituting for the words “shall be deemed to be paid within the meaning of this article; provided, that the date for the payment or redemption of such bonds shall be not more than one (1) year after such moneys shall have been so set apart or paid.” in the first paragraph of Article XIV thereof the following:

“shall be deemed to be paid within the meaning of this article.”.

(d)  by substituting for the words “with the consent of holders of at least seventy-five per centum (75%) in aggregate principal amount of the bonds at the time outstanding;” in sub-section (a) of Section 3 of Article XVIII thereof the following:

“with the consent of holders of at least sixty-six and two-thirds per centum (66-2/3%) in aggregate principal amount of the bonds at the time outstanding;”.

(e)  by substituting for the words “holders (or persons entitled to vote the bonds) of not less than seventy-five per centum (75%) in aggregate principal amount of the bonds entitled to be voted” in sub-section (l) of Section 3 of Article XVIII thereof the following:

“holders (or persons entitled to vote the bonds) of not less than sixty-six and two-thirds per centum (66-2/3%) in aggregate principal amount of the bonds entitled to be voted”.

(f)  by substituting for the words “holders (or persons entitled to vote the bonds) of at least seventy-five per centum (75%) in principal amount of the bonds outstanding” in sub-section (m) of Section 3 of Article XVIII thereof the following:

“holders (or persons entitled to vote the bonds) of at least sixty-six and two-thirds per centum (66-2/3%) in principal amount of the bonds outstanding”.

ARTICLE III.

ISSUANCE OF BONDS OF SERIES HHH.

Section 1.  The Series HHH Bond, in the principal amount not exceeding thirty five million dollars ($35,000,000), may be executed by the Company and delivered to the Trustee for authentication, and shall be authenticated and delivered by the Trustee to or upon the order of the Company (which authentication and delivery may be made without awaiting the filing or recording of this Fifty-Fifth Supplemental Indenture), upon receipt by the Trustee of the resolutions, certificates, orders, opinions and other instruments required by the provisions of Section 3 of Article IV of the Indenture to be received by the Trustee as a condition to the authentication and delivery by the Trustee of bonds pursuant to said Section 3.

ARTICLE IV.

INDENTURE AMENDMENTS.

Section 1.  Article I of the Indenture, as heretofore amended, is hereby further amended (i) by adding immediately after subdivision “(94)” thereof an additional subdivision numbered “(95)” and reading as follows:

 “(95) The term ‘Fifty-Fifth Supplemental Indenture’ shall mean the Fifty-Fifth Supplemental Indenture executed by the Company and the Trustee, dated as of February 15, 2003, supplementing and amending the Indenture, and the terms ‘Series HHH Bond’ shall mean the ‘PSI Energy, Inc. First Mortgage Bonds, Series HHH, Due April 1, 2022,’, created by the Fifty-Fifth Supplemental Indenture.”

and (ii) by changing the numbering of the present subdivision “(95)” thereof to “(96)”.

Section 2.  Article VII of the Indenture, as heretofore amended, is hereby further amended by inserting therein immediately after Section 39 thereof, a new section designated “Section 40” and reading as follows:

“Section 40.  The Series HHH Bond shall be deemed to have been paid and redeemed at any time if and to the extent that the Series 2003 IDFA Bonds are redeemed pursuant to the IDFA Indenture relating thereto, in whole or in part, in an amount equal to 100% of the principal amount of the Series 2003 IDFA Bonds redeemed and all amounts owed by the Company to Ambac under the Insurance Agreement have been indefeasibly paid in full.  In such an event, the Company shall notify Ambac and the Trustee that a like principal amount of the Bonds of Series HHH shall be deemed to have been paid and redeemed.

The Bonds of Series HHH are not otherwise redeemable prior to their maturity.  The terms “Series 2003 IDFA Bonds”, “IDFA Indenture”, “Ambac” and “Insurance Agreement” shall have the respective meanings specified in the Fifty-Fifth Supplemental Indenture.”

Section 3.  The Bonds of Series HHH shall not be entitled to the benefit of a sinking fund.

ARTICLE V.

CONCERNING THE TRUSTEE.

The Trustee hereby accepts the trusts hereby declared and agrees to perform the same upon the terms and conditions in the Indenture and in this Fifty-Fifth Supplemental Indenture set forth.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fifty-Fifth Supplemental Indenture or the due execution hereof by the Company or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in Article XVII of the Indenture shall apply to this Fifty-Fifth Supplemental Indenture.

ARTICLE VI.

MISCELLANEOUS PROVISIONS.

Section 1.  Wherever in the original Indenture or in any of the fifty-five supplemental indentures thereto reference is made to any article or section of the original Indenture, such reference shall be deemed to refer to such article or section as amended by such supplemental indentures.

Section 2.  Upon the execution and delivery hereof, the Indenture shall thereupon be deemed to be amended as hereinabove set forth as fully and with the same effect as if the amendments made hereby were set forth in the original Indenture and each of the fifty-four supplemental indentures to the Indenture shall henceforth be read, taken and construed as one and the same instrument; but such amendments shall not operate so as to render invalid or improper any action heretofore taken under the original Indenture or said supplemental indentures.

Section 3. All the covenants, stipulations and agreements in this Fifty-Fifth Supplemental Indenture contained are and shall be for the sole and exclusive benefit of the parties hereto, their successors and assigns, and of the holders from time to time of the bonds.

Section 4.  The table of contents to, and the headings of the different articles of, this Fifty-Fifth Supplemental Indenture are inserted for convenience of reference, and are not to be taken to be any part of the provisions hereof, nor to control or affect the meaning, construction or effect of the same.

Section 5.  This Fifty-Fifth Supplemental Indenture may be simultaneously executed in any number of counterparts, and all such counterparts shall constitute but one and the same instrument.

Section 6.  Whenever a payment of principal or interest in respect of the Bonds of Series HHH are due on any day other than a business day (as hereinafter defined), such payment shall be payable on the first business day next following such date, and, in the case of a principal payment, interest on such principal payment shall accrue to the date of such principal payment. For the purposes of this Section 6 the term business day shall mean any day other than a day on which the Trustee is authorized by law to close.

[THE REMAINDER OF THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY.]

IN WITNESS WHEREOF, said PSI Energy, Inc. has caused this instrument to be executed in its corporate name by its President or one of its Vice Presidents and to be attested by its Secretary or one of its Assistant Secretaries and said LaSalle Bank National Association has caused this instrument to be executed in its corporate name by one of its First Vice Presidents and to be attested by one of its Assistant Secretaries, in several counterparts, all as of the day and year first above written.

PSI ENERGY, INC.

(CORPORATE SEAL)	By	/s/ Ronald R. Reising
Ronald R. Reising
Vice President - Finance
ATTEST:

/s/ Richard G. Beach
Richard G. Beach, Assistant Secretary

Signed and delivered by PSI Energy, Inc. in the presence of:

/s/ Debby Garrett
Debby Garrett, Witness

/s/ Julie M. Thompson
Julie M. Thompson, Witness

LASALLE BANK NATIONAL ASSOCIATION

(CORPORATE SEAL)	By	/s/ Victoria Y. Douyon
Victoria Y. Douyon
First Vice President

ATTEST:

/s/ Kristine Brutsman
Kristine Brutsman, Assistant Secretary

Signed and delivered by LaSalle Bank National Association in the presence of:

/s/ Debra Donaldson
Debra Donaldson, Witness

/s/ Alvita Griffin
Alvita Griffin, Witness

STATE OF OHIO	)
) ss:
COUNTY OF HAMILTON	)

BE IT REMEMBERED, that on this 3rd day of March, 2003, before me, the undersigned, a notary public in and for the County and State aforesaid, duly commissioned and qualified, personally appeared Ronald R. Reising and Richard G. Beach, personally known to me to be the same persons whose names are subscribed to the foregoing instrument, and personally known to me to be the Vice President – Finance, and an Assistant Secretary, respectively, of PSI Energy, Inc., an Indiana corporation, and acknowledged that they signed and delivered said instrument as their free and voluntary act as such Vice President – Finance, and Assistant Secretary, respectively, and as the free and voluntary act of said PSI Energy, Inc., for the uses and purposes therein set forth; in pursuance of the power and authority granted to them by resolution of the Board of Directors of said Company.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal the day and year aforesaid.

(NOTARIAL SEAL)

/s/ Cecilia A. Temple
Notary Public

My commission expires                                     .

County of residence: Hamilton

STATE OF ILLINOIS	)
) ss:
COUNTY OF COOK	)

BE IT REMEMBERED, that on this 28th day of February, 2003, before me, the undersigned, a notary public in and for the County and State aforesaid, duly commissioned and qualified, personally appeared Victoria Y. Douyon and Kristine Brutsman, personally known to me to be the same persons whose names are subscribed to the foregoing instrument, and personally known to me to be a First Vice President and an Assistant Secretary, respectively, of LaSalle Bank National Association, a national banking association, and acknowledged that they signed and delivered said instrument as their free and voluntary act as such First Vice President and Assistant Secretary, respectively, and as the free and voluntary act of said LaSalle Bank National Association, for the uses and purposes therein set forth; in pursuance of the power and authority granted to them by the bylaws of said association.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal the day and year aforesaid.

(NOTARIAL SEAL)

/s/ Mary Ann Kicmal
Notary Public

My commission expires                               .

County of residence: Cook

This instrument was prepared by:
Bradley C. Arnett, Esq.
139 East Fourth Street
Cincinnati, Ohio 45202